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Claritev Corporation Reports First Quarter 2026 Results

–Q1 2026 Revenues of $244.7 million grew 5.8% compared to Q1 2025
–Net Loss of $73.6 million
–Adjusted EBITDA of $146.9 million increased 3.4% compared to Q1 2025
(Adjusted EBITDA Margin of 60.0% versus 61.4% in Q1 2025)

McLean, VA — May 7, 2026 — Claritev Corporation (“Claritev” or the “Company”) (NYSE: CTEV), a technology, data and insights company focused on making healthcare more affordable, transparent and fair for all, today reported financial results for the first quarter ended March 31, 2026.
“Claritev kicked off 2026 the same way we closed 2025, outperforming on the top and bottom lines with focused execution in sales, operations and financials. We are operating with confidence — confidence in our team, confidence in our growth, and confidence in the durability of the foundation we are building,” said Travis Dalton, Chairman, CEO and President of Claritev.
Mr. Dalton added, “At our Investor Day in March, we laid out the path and key drivers behind Vision 2030. Simply put, we are matching our horizontal products with an expanding vertical market strategy that serves the entire healthcare lifecycle. It’s working and our first quarter performance underscores how the combination of that vision and our competitive position is leading to greater success and faster growth. We will continue to press that competitive advantage — one that is grounded in our long-standing trusted client relationships, scaled data ecosystem, deep domain expertise, and increasingly, our differentiated application of AI to accelerate progress.”
Doug Garis, Claritev Chief Financial Officer, commented, “Our first quarter results demonstrate the consistency and quality of Claritev’s core, and the growth opportunities created by our expansion into new markets and verticals. Our revenue and Adjusted EBITDA outperformance were driven by that consistency in our business, and the favorable market trends that helped drive our return to top line growth in 2025. Notably, the strong Q1 bookings performance comes from our core offerings and markets, alongside significant wins in the provider and government verticals, demonstrating the diversification of Claritev’s revenue streams and the foundation we are building to deliver sustainable, long term growth.”

Business and Financial Highlights
•Revenues of $244.7 million for Q1 2026, an increase of 5.8%, compared to revenues of $231.3 million for Q1 2025.
•Net loss of $73.6 million for Q1 2026, compared to net loss of $71.3 million for Q1 2025.
•Adjusted EBITDA of $146.9 million for Q1 2026, an increase of 3.4%, compared to Adjusted EBITDA of $142.1 million for Q1 2025.
•Net cash used in operating activities of $45.8 million for Q1 2026, compared to net cash used in operating activities of $30.1 million for Q1 2025.
•Free Cash Flow of $(92.5) million for Q1 2026, compared to Free Cash Flow of $(68.9) million for Q1 2025.
•The Company ended Q1 2026 with $21.3 million of unrestricted cash and cash equivalents on the balance sheet.

2026 Financial Guidance1
The Company is updating its full-year 2026 guidance, detailed in the table below:

Financial Metric	Prior FY 2026 Guidance	Updated FY 2026 Guidance
	(as of 2/23/2026)	(as of 5/7/2026)
Revenues	$980 million to $1 billion	$985 million to $1 billion
Adjusted EBITDA[1]	$605 million to $615 million	$605 million to $615 million
Capital expenditures	$160 million to $170 million	$160 million to $170 million
Effective tax rate	24% to 28%	24% to 28%
Free Cash Flow	$0 million to $10 million	$0 million to $10 million
Conference Call Information
The Company will host a conference call today, Thursday, May 7, 2026 at 8:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.claritev.com/events-and-presentations. Participants should join the webcast ten minutes prior to the start of the conference call. The earnings press release and supplemental slide deck will also be available on this section of the Company’s website.
Participants wishing to join the operator assisted call can dial 646-968-2525 and reference Conference ID 2181839.
A replay of the conference call will be available after the call through the webcast archived on the Investor Relations section of the Company’s website.
About Claritev
Claritev is a healthcare technology, data, and insights company focused on delivering affordability, transparency, and quality across the U.S. healthcare system. Led by deeply experienced associates, data scientists, and innovators, Claritev provides technology-enabled solutions fueled by decades of claims expertise. The company leverages advanced analytics and AI to power a robust enterprise platform that delivers clear, actionable insights to support affordability, price transparency, and optimized network and benefits design. By supporting key stakeholders — including payers, employers, patients, providers, and third parties — Claritev is dedicated to making healthcare more accessible and affordable for all. Claritev serves more than 750 healthcare payers, over 100,000 employers, 60 million consumers, and 1.4 million contracted providers. For more information, visit claritev.com.

1 We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP (as defined below) measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Investor Relations Contacts
Todd Friedman
VP, Investor Relations
Claritev
investor@claritev.com
Media Relations Contact
Jen O’Connor
VP, Brand Marketing
Claritev
press@claritev.com

Forward Looking Statements
This press release contains forward-looking statements regarding our opinions, beliefs, projections, business plans and expectations. These forward-looking statements may differ materially from actual results due to a variety of factors and can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including, but not limited to, statements relating to our ability to deliver anticipated results; our ability to successfully implement our transformation plan; the anticipated growth of our business, including our expansion into new markets; our expectations regarding future revenue streams; our 2026 outlook and guidance; and the long-term prospects of the Company. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include: loss of, or a significant reduction in the work we do for, our clients, particularly our largest clients; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to enter new lines of business and broaden the scope of our solutions; trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services; effects of competition; effects of pricing pressure; the inability of our clients to pay for our solutions; changes in our industry and in industry standards and technology; adverse outcomes related to litigation or governmental proceedings; interruptions or security breaches of our information technology systems and other cybersecurity attacks; our ability to maintain the licenses or right of use for the software we use; our ability to protect proprietary information, processes and applications; our inability to expand our network infrastructure; inability to preserve or increase our existing market share or the size of our preferred provider organization networks; decreases in discounts from providers; pressure to limit access to preferred provider networks; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; our ability to obtain additional financing or capital to meet our objectives; our ability to pay interest and principal on our notes and other indebtedness; lowering or withdrawal of our credit ratings; changes in accounting principles or the incurrence of impairment charges; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings; and other factors beyond our control.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other documents filed or to be filed with the SEC by us. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

We undertake no obligation to update these statements as a result of new information or future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, free cash flow, unlevered free cash flow and adjusted cash conversion ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.
EBITDA, Adjusted EBITDA, free cash flow, unlevered free cash flow and adjusted cash conversion ratio are supplemental measures of Claritev’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net (loss) income, cash flows or any other measures of performance prepared in accordance with GAAP.
EBITDA represents net (loss) income before interest expense, interest income, income tax provision (benefit), depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.
In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.
We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and
•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.
Claritev’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.
Free cash flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Consolidated Statements of Cash Flows. Unlevered free cash flow is defined as net cash provided by operating activities less capital expenditures, plus cash interest paid, all as disclosed in the condensed consolidated statements of cash flows. Free cash flow and unlevered free cash Flow are measures of our operational performance used by management to evaluate our business after purchases of property and equipment and, in the case of unlevered free cash flow, prior to the impact of our capital structure. Free cash flow and unlevered free cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Claritev’s definitions of free cash flow and unlevered free cash flow are limited, in that they do not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for debt service, in the case of unlevered free cash flow, and other contractual obligations or payments made for business acquisitions.
Adjusted cash conversion ratio is defined as unlevered free cash flow divided by Adjusted EBITDA. Claritev believes that the presentation of the adjusted cash conversion ratio provides useful information to investors because it is an financial performance measure that shows how much of its Adjusted EBITDA Claritev converts into unlevered free cash flow.

CLARITEV CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$21,327	$16,814
Restricted cash	13,401	11,527
Trade accounts receivable, net	140,917	127,615
Prepaid expenses	35,349	31,992
Prepaid taxes	4,101	11,526
Unbilled Independent Dispute Resolution fees, net	13,304	10,563
Other current assets, net	13,868	14,330
Total current assets	242,267	224,367
Property and equipment, net	343,599	326,326
Operating lease right-of-use assets	13,549	13,966
Goodwill	2,405,853	2,405,853
Other intangibles, net	1,798,696	1,884,604
Other assets, net	35,335	33,342
Total assets	$4,839,299	$4,888,458
Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$59,176	$60,463
Accrued interest	52,277	100,009
Operating lease obligation, short-term	4,907	4,705
Current portion of long-term debt	14,690	14,690
Accrued compensation	19,672	45,238
Other accrued expenses	38,842	36,253
Total current liabilities	189,564	261,358
Long-term debt	4,574,253	4,560,440
2025 Revolving Credit Facility	125,000	20,000
Operating lease obligation, long-term	15,060	16,236
Deferred income taxes	169,836	197,599
Total liabilities	5,073,713	5,055,633
Commitments and contingencies (Note 7)
Shareholders’ deficit:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Class A Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 17,743,149 and 17,295,582 issued; 17,000,290 and 16,552,723 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	2,402,923	2,398,423
Accumulated deficit	(2,502,980)	(2,429,420)
Accumulated other comprehensive loss	(2,351)	(4,172)
Treasury stock - 742,859 shares as of March 31, 2026 and December 31, 2025	(138,733)	(138,733)
Total shareholders’ (deficit)/equity attributable to Claritev Corporation	(241,139)	(173,900)
Non-controlling interests	6,725	6,725
Total shareholders' deficit	(234,414)	(167,175)
Total liabilities and shareholders’ deficit	$4,839,299	$4,888,458

CLARITEV CORPORATION
Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenues	$244,678	$231,330
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	69,080	60,436
General and administrative expenses	57,830	46,968
Depreciation	25,183	24,546
Amortization of intangible assets	85,908	85,971
Loss on disposal of leases	38	3,317
Loss on sale of assets	—	350
Total expenses	238,039	221,588
Operating income	6,639	9,742
Interest expense	99,542	91,636
Interest income	(182)	(488)
Transaction costs related to refinancing transaction	—	7,792
Loss on extinguishment of debt	—	670
Net loss before taxes	(92,721)	(89,868)
Benefit for income taxes	(19,161)	(18,549)
Net loss	(73,560)	(71,319)
Less: net loss attributable to non-controlling interests	—	—
Net loss attributable to Claritev Corporation	$(73,560)	$(71,319)

Weighted average shares outstanding – Basic and Diluted	16,692,340	16,273,439

Net loss per share – Basic and Diluted	$(4.41)	$(4.38)

Net loss attributable to Claritev Corporation	(73,560)	(71,319)
Other comprehensive income (loss)
Change in unrealized gain (loss) on interest rate swaps, net of tax	1,821	(1,624)
Comprehensive loss	$(71,739)	$(72,943)

CLARITEV CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net loss	$(73,560)	$(71,319)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	25,183	24,546
Amortization of intangible assets	85,908	85,971
Amortization of the right-of-use asset	556	1,022
Stock-based compensation	6,895	6,329
Deferred income taxes	(28,337)	(52,820)
Amortization of debt discounts and issuance costs	1,554	712
Non-cash interest expense	15,952	10,907
Loss on extinguishment of debt	—	670
Loss on disposal of property and equipment	—	350
Loss on disposal of leases	38	3,317
Changes in assets and liabilities:
Trade accounts receivable, net	(16,043)	(3,708)
Prepaid taxes	7,425	6,747
Prepaid expenses, other current and non-current assets	600	(4,912)
Accounts payable	(1,287)	(51,821)
Other accrued expenses, accrued interest and accrued liabilities	(69,512)	15,074
Operating leases, net	(1,151)	(1,121)
Net cash used in operating activities	(45,779)	(30,056)
Investing activities:
Purchases of property and equipment	(46,767)	(38,866)
Net cash used in investing activities	(46,767)	(38,866)
Financing activities:
Repayments of Term Loan	(3,672)	—
Taxes paid on settlement of vested share awards	(2,859)	(2,884)
Borrowings on 2025 Revolving Credit Facility	145,000	130,000
Repayment of 2025 Revolving Credit Facility	(40,000)	(50,000)
Payment of debt issuance costs	—	(4,267)
Proceeds from issuance of common stock under ESPP	464	301
Net cash provided by financing activities	98,933	73,150
Net increase in cash, cash equivalents and restricted cash	6,387	4,228
Cash, cash equivalents and restricted cash at beginning of period	28,341	29,672
Cash, cash equivalents and restricted cash at end of period	$34,728	$33,900

Cash and cash equivalents	$21,327	$23,129
Restricted cash	13,401	10,771
Cash, cash equivalents and restricted cash at end of period	$34,728	$33,900

Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$17,046	$9,694
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$(10,411)
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(129,311)	$(82,003)
Income taxes, net of refunds	$(1,636)	$(2,532)

CLARITEV CORPORATION
Calculation of EBITDA and Adjusted EBITDA
(in thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(73,560)	$(71,319)
Adjustments:
Interest expense	99,542	91,636
Interest income	(182)	(488)
Benefit for income tax	(19,161)	(18,549)
Depreciation	25,183	24,546
Amortization of intangible assets	85,908	85,971
Non-income taxes	—	553
EBITDA	$117,730	$112,350
Adjustments:
Other expenses, net(1)	11,528	2,764
Loss on sale of assets, including right-of-use assets	38	3,667
Transformation costs(2)	11,790	7,728
Integration expenses	—	380
Transaction costs related to refinancing transaction	—	7,792
Loss on extinguishment of debt	—	670
Stock-based compensation, including cRSUs	5,828	6,718
Adjusted EBITDA	$146,914	$142,069
(1) "Other expenses, net" represents impairment of other assets, non-integration related severance costs, legal expenses associated with the antitrust matters, start-up costs related to international expansion and miscellaneous non-recurring expenses.
(2) "Transformation costs" represent costs directly associated with our multi-year transformation program called Vision 2030 which includes internal personnel costs for employees that have been either hired or redeployed and are fully dedicated to transformation activities, as well as other non-recurring and duplicative costs. At such time that internal personnel are redeployed to non-transformation activities, they will no longer be included as an adjustment herein.

CLARITEV CORPORATION
Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio
(in thousands)

	Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(45,779)	$(30,056)
Purchases of property and equipment	(46,767)	(38,866)
Free cash flow	(92,546)	(68,922)
Interest paid	129,311	82,003
Unlevered free cash flow	$36,765	$13,081

Adjusted EBITDA	$146,914	$142,069
Adjusted cash conversion ratio	25%	9%

Net cash used in investing activities	$(46,767)	$(38,866)
Net cash provided by financing activities	$98,933	$73,150